Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

Registration Statements of Whirlpool Corporation
33-34037	333-90602	333-150942
33-40249	333-125260	333-157392
333-77167	333-128686	333-166484
333-42322	333-131627	333-181339
	333-143372	333-187948
333-203704

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool Savings Plan
33-26680	33-53196

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool 401(k) Retirement Plan
333-66163	333-138711	333-179695

Registration Statement of Whirlpool Corporation
pertaining to the Maytag Corporation Salary Savings Plan, Maytag Corporation Deferred
Compensation Plan and Maytag Corporation Deferred Compensation Plan II

333-132875

Registration Statements of Maytag Corporation pertaining to the Maytag Corporation Deferred Compensation and Salary Savings Plans
333-102002	333-101995	333-121368
of our reports dated February 16, 2016, with respect to the consolidated financial statements and schedule of Whirlpool Corporation and the effectiveness of internal control over financial reporting of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/S/ ERNST & YOUNG LLP
Chicago, Illinois
February 16, 2016